Exhibit 10.5

TRANSFER AGENT, REGISTRAR AND DISBURSING AGENT AGREEMENT

THIS AGREEMENT made as of the • day of •, 2012 in the City of Toronto, Province of Ontario

BETWEEN:

SPROTT ASSET MANAGEMENT LP,

a limited partnership existing under the laws of

Ontario, hereinafter referred to as the “Manager”

who is entering into this contract on behalf of

Sprott Physical Platinum and Palladium Trust

(hereinafter referred to as the “Issuer”)

- and -

EQUITY FINANCIAL TRUST COMPANY,

a company existing under the laws of Canada

(hereinafter referred to as “Equity”)

WHEREAS the Manager wishes to appoint Equity as transfer agent, registrar and disbursing agent of the Issuer and whereas Equity wishes to accept such appointments;

NOW THEREFORE in consideration of the mutual premises and Agreements contained in this Agreement the parties hereto agree and covenant with each other as follows:

1.                                      Authority of the Manager to Act for the Issuer

The Manager represents and warrants that:

(a)                               The Manager has been duly granted the power and authority to act on behalf of the Issuer;

(b)                               The Manager has been duly granted the power and authority to execute on behalf of the Issuer any document, agreement, certificate or instrument deliverable to Equity hereunder;

(c)                                The Manager has been duly granted the power and authority to take any actions as the Manager may deem necessary or advisable to accomplish the purposes of this Agreement; and

(d)                               The Manager on behalf of the Issuer, having taken all the necessary and required actions to properly authorize the execution, delivery and performance by it of this Agreement hereby appoints Equity as the Issuer’s transfer agent, registrar and disbursing agent with respect to the issued and outstanding trust units (hereinafter the “Trust Units” or “Units”) as evidenced by a certificate or book entry on the issuer’s security register upon the terms and conditions set out in this Agreement.

2.                                      Equity’s Acceptance of Appointment

Equity accepts such appointment as transfer agent, registrar and disbursement agent and agrees to faithfully carry out and perform its duties hereunder. The effective date of the appointment of Equity Issuer shall be when all records have been duly delivered to Equity with arrangements being made for a book entry only registry with CDS for Canadian and non-North American unitholders and with DTC for U.S. unitholders.

3.                                      Equity’s Transfer Agency and Registrar Responsibilities

(a)                               Equity shall keep, at its office in Toronto, the Issuer’s register of holders of Trust Units (hereinafter the “Unitholders”). Subject to such general and particular instructions as may from time to time be given to Equity by or under the authority of the board of directors of the general partner of the Manager on behalf of the Issuer or any applicable law, Equity shall make such entries from time to time in the Registers as may be necessary in order that the accounts of each Unitholder shall be properly and accurately kept and transfers of Trust Units properly recorded.

(b)                               Equity shall furnish to the Issuer, upon reasonable request and at the expense of the Issuer, such statements, lists, entries, information and material, concerning transfers and other matters, as are maintained or prepared by it as transfer agent, registrar and disbursing agent of the Issuer.

4.                                      Dividend Disbursements

(a)                                The Manager on behalf of the Issuer hereby appoints Equity to disburse dividends in the form of cash distributions or other distributions (hereinafter the “Distributions”) for the benefit of the issued and outstanding Trust Units on the terms and conditions set out in this Agreement. Equity shall disburse all Distributions which may be declared from time to time on the Trust Units, and Equity is hereby authorized and directed to pay such Distributions after receipt at its principal office in Toronto of:

(i)                                     a written and duly executed direction from the Manager, on behalf of the Issuer, stating that a Distribution has been declared and setting out all relevant particulars, including, without limitation, the date of the declaration, record date and the amount per unit of the Distribution. Such direction shall be delivered at least 5 business days before the record date for the Distribution; and

(ii)                                  the timely deposit of funds in an amount sufficient for the payment of Distributions to enable Equity to issue the cheques in order to effect a timely Distribution.

(b)                                If any funds are received by Equity in the form of uncertified cheques, Equity shall be entitled to delay the time for release of such funds until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn. Equity shall hold any amount on account of distributions which are unclaimed or which cannot be paid for any reason and Equity shall be entitled to hold such funds in an interest bearing account and to retain for its own account any interest earned by the holding of same prior to its disposition in accordance with this Agreement.

(c)                                 Equity is fully authorized and empowered to deduct from any Distribution declared by any Issuer and to be disbursed by Equity any tax that is required to be withheld, pursuant to the Income Tax Act (Canada) with respect to the payment of Distributions and capital gains. Equity is also fully authorized and empowered to prepare on behalf of the Issuer and to file with the Canada Revenue Agency any information returns required by law under the Income Tax Act with respect to the payment of Distributions and returns of capital.

5.                                      Authority to Act and Reliance

(a)                                 The Manager shall provide to Equity a Certificate of Incumbency which shall contain certified specimens of the signatures of the directors and/or officers of the general partner of the Manager who are authorized to sign Trust Unit certificates and other documents and to give directions to Equity on behalf of the Issuer. The Manager shall promptly advise Equity, in writing, as to any changes in authorized signatories and shall simultaneously provide new certified specimen signatures to Equity for its permanent record. Notwithstanding the foregoing, the Manager agrees to provide such certified specimens of authorized signatures to Equity when requested to do so from time to time.

(b)                                 Equity may act upon any signature, certificate or other document believed by it to be genuine and to have been signed by the proper person or persons, or refuse to transfer a Trust Unit certificate if it is not satisfied as to the propriety of the requested transfer.  Equity may also act on the receipt of facsimile and similar electronic instructions that it believes to be genuine and to have been signed or initiated by the proper person or persons.

(c)                                  Equity may from time to time refer any documents, requests or questions which may arise in connection with the performance of its duties hereunder to legal counsel for the Issuer, at the expense of the Issuer, or to its own counsel, at the expense of the Issuer for an opinion thereon and shall be entitled to rely absolutely on such opinion and shall be indemnified and held harmless by the Issuer against and from any liability, cost and expense for any action taken by Equity or not taken by Equity in accordance with such instructions or advice. Notwithstanding the foregoing, Equity may accept and act on any documents which appear to it to be in order and, provided it has done so in the absence of bad faith, gross negligence or willful misconduct, shall be indemnified and held harmless by the Issuer against any liability, cost and expense.

(d)                                 The Manager represents and warrants that all Trust Units of the Issuer issued and outstanding on the date of the appointment are issued as fully-paid and non-assessable and that the list of Unitholders for the Issuer provided to Equity is complete and accurate. The Manager agrees on behalf of the Issuer that with respect to future allotments and issuances of Trust Units, Equity shall issue and regard such Trust Units as fully-paid and non-assessable.

(e)                                  Equity may employ, at the expense of the Issuer, such counsel, consultants, experts, agents, agencies or advisors (hereinafter “Advisors”) as it may reasonably require for the purpose of performing its duties hereunder and shall not be responsible or held liable for any damages resulting from the actions, negligence or misconduct of any such Advisors so employed.

6.                                      Issue, Transfer and Cancellation of Certificates

(a)                                 The Issuer agrees that it will promptly furnish to Equity from time to time:

(i)                                     copies of all constating documents, amendments thereto and all relevant by-laws and resolutions relating to the creation, amendment, allotment and issuance of Trust Units; and

(ii)                                  copies of all relevant documents and proceedings relating to increases and reductions in the Issuer’s capital, the reorganization of or change in its capital or the bankruptcy, insolvency, winding-up or dissolution of the Issuer.

(b)                                 Upon receipt of a certified copy of a resolution of the board of directors of the Manager, on behalf of the Issuer, authorizing the issuance of Trust Units, together with written instructions from an authorized director or officer of the Manager, on behalf of the Issuer, giving particulars of the registered owners of such Trust Units, Equity shall register such Unitholders and countersign and deliver certificates representing such Trust Units in accordance with such instructions and Equity can rely that such instructions are in compliance with exchange or regulatory requirements as promulgated from time to time.

(c)                                  The Issuer agrees that, so long as this Agreement is in force, it shall issue no Trust Unit certificates without such Trust Unit certificates being countersigned by Equity in its capacity as transfer agent and registrar.

(d)                                 When a certificate is presented to Equity for the purpose of transfer, transfer of any of the Trust Units in respect of which such certificate was issued may be refused by Equity until it is satisfied that such certificate is valid, that the endorsement thereon is genuine (and, where required, properly guaranteed) and that the transfer requested is legally authorized.  In the absence of bad faith, gross negligence or willful misconduct, Equity shall not incur any liability in refusing to effect any transfer which, in its judgment, is improper or unauthorized, or in carrying out any transfer which, in its judgment, is proper or authorized. Equity shall incur no liability with respect to the delivery or non-delivery of any Trust Unit certificate whether delivered by hand, mail or other means.

(e)                                  Upon receipt of notice from the Issuer or from any Unitholder that a certificate has become lost, apparently destroyed or wrongfully taken, Equity agrees to place an appropriate notation on the register of Unitholders.  Equity shall not be required to issue a replacement certificate to the owner of a security for any certificate that has been lost, apparently destroyed or wrongfully taken unless:

(i)                                     neither the Issuer nor Equity has received notice that the security represented by the certificate has been acquired by a good faith purchaser;

(ii)                                  the owner has filed with Equity an indemnity bond sufficient, in Equity’s opinion, to protect the Issuer and Equity from any loss that either of the Issuer or Equity may suffer by complying with the request to issue a new certificate; and

(iii)                               the owner has satisfied all other requirements as Equity may from time to time impose, acting reasonably, including without limitation the delivery by the owner to the Issuer and Equity of a written indemnity together with a statutory declaration that the certificate was lost, apparently destroyed or wrongfully taken.

For this purpose, the Issuer hereby irrevocably delegates to Equity the power to determine the sufficiency of the indemnity bond so posted and to impose all such other reasonable requirements as Equity may from time to time require in this regard.

All Trust Unit certificates surrendered to Equity on any transfer of Trust Units or on exchanges of certificates in respect to any change in or reorganization of capital shall be cancelled by Equity and held by it for a period of 7 years.  Equity shall not be required to hold such certificates after the expiry of such period and Equity is hereby authorized to destroy such certificates forthwith after the end of the 7 year period.

(f)                                   In the case of monthly redemptions for cash the unitholder’s broker will advise CDS who will in turn follow a procedure as described in the prospectus which has been filed to register these units (hereinafter the “Prospectus”) and advise Equity by the delivery to Equity of a Cash Redemption Notice (as defined in the Prospectus), Equity will process the cancellation at the CDS level and will deliver the payment to CDS following the procedure described in the Prospectus.

(g)                                  In the case of quarterly redemptions for physical platinum or palladium bullion the unitholder’s broker will advise CDS who will in turn advise Equity by the delivery to Equity of a Bullion Redemption Notice (as such term is defined in the Prospectus), as applicable, following a procedure as described in the Prospectus; Equity will process the cancellation at the CDS level and will advise the Manager or the Trustee as defined in the Prospectus, who will then issue instructions as to the platinum or palladium delivery to the unitholders broker.

7.                                      Notice of Events

The Manager on behalf of the Issuer shall promptly advise Equity in writing of the following:

(a)                               proposed action with respect to payment or non-payment of Distributions;

(b)                               proposed actions with respect to retirement or redemption of any Units;

(c)                                the setting of all record dates; and

(d)                               any change in the form or nature of the Units or the rights or privileges of the holders.

8.                                      Fees

(a)                                 Equity’s fees for its services to the Issuer hereunder shall be those that are set out in “Schedule A” which is subject to revision during the term of this Agreement on 30 days’ written notice. The Issuer shall reimburse Equity for all costs and expenses incurred or expended by Equity in connection with the performance of its duties hereunder and such additional fees and expenses as are agreed between the parties to be warranted in order to comply with any laws it may be subject to as transfer agent, registrar and disbursing agent of the Issuer.  Any amount due hereunder and unpaid 30 days after being rendered will bear interest from the expiration of such period at a rate per annum equal to the then current rate charged by Equity, payable on demand.

(b)                                 The Issuer acknowledges that the fees of Equity are confidential information and shall not disclose such fees to a third party without the written consent of Equity except for disclosure (i) to the Issuer’s professional advisors, or (ii) as required by law.

9.                                      Indemnity

(a)                                 In addition to and without limiting any other indemnity specifically provided herein, the Issuer agrees to defend, indemnify and hold harmless Equity, its successors and assigns, and its and each of their respective directors, officers, employees and agents (the “Indemnified Parties”) against and from any demands, claims, assessments, proceedings, suits, actions, costs, judgments, penalties, interest, liabilities, losses, damages, debts, expenses and disbursements (including expert consultant and legal fees and disbursements on a substantial indemnity, or solicitor and client, basis) (collectively, the “Claims”) that the Indemnified Parties, or any of them, may suffer or incur or that may be asserted against them, or any of them, in consequence of, arising from or in any way relating to this Agreement (as the same may be amended, modified or supplemented from time to time) or Equity’s duties hereunder or any other services that Equity may provide to the Issuer in connection with or in any way relating to this Agreement or Equity’s duties hereunder, except that no individual Indemnified Party shall be entitled to indemnification in the event such Indemnified Party is found to have acted negligently, in bad faith or engaged in willful misconduct For greater certainty, the Issuer agrees to indemnify and save harmless the Indemnified Parties against and from any present and future taxes (other than income taxes), duties, assessments or other charges imposed or levied on behalf of any governmental authority having the power to tax that are owed by the Issuer in connection with Equity’s duties hereunder. In addition, the Issuer agrees to reimburse, indemnify and save harmless the Indemnified Parties for, against and from all legal fees and disbursements (on a substantial indemnity basis) incurred by an Indemnified Party if the Issuer commences an action, or cross claims or counterclaims, against the Indemnified Party and the Indemnified Party is successful in defending such claim.

(b)                                 The Issuer agrees that its liability hereunder shall be absolute and unconditional to the Indemnified Parties regardless of the correctness of any representations of any third parties and regardless of any liability of third parties to the Indemnified Parties, and shall accrue and become enforceable without prior demand or any other precedent action or proceeding, and shall survive the resignation or removal of Equity or the termination of this Agreement.

(c)                                  Equity shall be under no obligation to prosecute or defend any action or suit in respect of its agency relationship under this Agreement, but will do so at the request of the Issuer provided that the Issuer furnishes an indemnity satisfactory to Equity against any liability, cost or expense which might be incurred.

(d)                                 In addition to the remedies provided herein, Equity shall be entitled to any other rights and recourses it may have against the Issuer.

10.                               Limitation on Liability

(a)                                 Equity shall not be liable for any error in judgment, for any act done or step taken or omitted by it in good faith, for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith except arising out of its gross negligence, bad faith or willful misconduct.  In particular, but without limiting the generality of the foregoing, with respect to meetings of Unitholders, Equity shall not be liable to the Issuer or to any other party for having relied upon or deferred to the instructions or decisions of the Issuer, its legal counsel, or the chairman of the meeting and shall be fully indemnified by the Issuer for any damages or liability flowing from such action or inaction by Equity in doing so.

(b)                                 In the event Equity is in breach of this Agreement or its duties hereunder or any Agreement or duties relating to any other services that Equity may provide to the Issuer pursuant to written instructions of the Issuer in connection with or in any way relating to this Agreement or Equity’s duties hereunder, Equity shall be liable for claims or damages only to an aggregate maximum amount equal to the amount of fees paid by the Issuer to Equity hereunder in the twelve months preceding the last of the events giving rise to such claims or damages, except to the extent that Equity has acted grossly negligently, in bad faith, or engaged in willful misconduct.  In no event shall Equity be liable for indirect or consequential damages.

11.                               Amendment, Assignment and Termination

(a)                                 Subject to 11(b) and 11(c) and except as specifically provided herein, this Agreement may only be amended or assigned by a written agreement of the parties.

(b)                                 Any entity resulting from the merger, amalgamation or continuation of Equity or succeeding to all or substantially all of its transfer agency business (by sale of such business or otherwise), shall thereupon automatically become the transfer agent, registrar and disbursing agent hereunder, without further act or formality.

(c)                                  Any entity resulting from the merger, amalgamation or continuation of an Issuer shall thereupon automatically become the Issuer hereunder, without further act or formality.

(d)                                 This Agreement may be terminated by either party on 60 days’ notice in writing being given to the other at the address set out in this Agreement or at such other subsequent address of which notice has been subsequently given.

(e)                                  In the case of a termination of Equity’s services by the Manager on behalf of the Issuer pursuant to this Section, provided that the Issuer is in compliance with all of the terms of this Agreement including the payment of all amounts owing to Equity hereunder, Equity shall deliver over to the Issuer the books and registry of the Issuer and against a receipt executed by the Issuer.

(f)                                   Notwithstanding Section 11(d), this Agreement may be terminated by Equity on 30 days notice in writing to the Issuer in the event the Issuer refuses or fails to pay an invoice for fees and expenses, or other demand for payment issued or made pursuant to this Agreement by Equity, within 60 days of the original invoice or demand.

(g)                                  The provisions of Sections 8(b), 9 and 10 shall survive termination of this Agreement.

(h)                                 If at any time the name of Equity is changed and at such time any certificates have been countersigned but not delivered, Equity may adopt the countersignature under its prior name and deliver such certificates so countersigned; and in case at that time any certificates have not been countersigned, Equity may countersign such certificates either in its prior name or in its changed name; and in all such cases such certificates will be validly countersigned.

(i)                                     If the Issuer terminates this Agreement under this Section of this Agreement, the Issuer shall be obliged to pay a termination fee to cover the cost of preparing the records for delivery to the Issuer or another Transfer Agent and ongoing communication with investors and the investment community. The fee will be equal to 20% of the previous twelve months billing for all transfer agency services.

(j)                                    Any notice or notification to be given by one party to this Agreement to the other shall be in writing and delivered by hand or sent by first class insured mail, prepaid courier or by facsimile transmission to the following address:

If to the Issuer:

c/o Sprott Asset Management LP

Suite 2700, South Tower

Royal Bank Plaza, 200 Bay Street

Toronto, Ontario, M5J 2J1

Attention:  Steven Rostowsky

If to Equity:

Equity Financial Trust Company

200 University Avenue,

Suite 400

Toronto, Ontario

M5H 4H1

Fax: 416 361 0470

Attention:  Helen Stratigeas

And all notices shall be deemed to have been effectively given on the date three (3) business days after the date of mailing or, if delivered by hand or sent by facsimile transmission or any other form of written recorded communication on the date of delivery or transmission.

12.                               General

(a)                                 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the parties hereby attorn to the jurisdiction of the courts of the Province of Ontario.

(b)                                 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their successors and assigns.

(c)                                  This Agreement may be executed in counterparts and may be delivered by facsimile transmission.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto.

EQUITY FINANCIAL TRUST COMPANY

Per:
Authorized Signing Officer

Per:
Authorized Signing Officer

SPROTT ASSET MANAGEMENT LP,
by its general partner, Sprott Asset Management GP Inc.

On behalf of the Issuer.

Per:
Authorized Signing Officer

Per:
Authorized Signing Officer

Resolution Appointing Equity Financial Trust Company as

Transfer Agent, Registrar and Disbursing Agent

BE IT RESOLVED THAT:

1.	Equity Financial Trust Company (“Equity”), is hereby appointed the transfer agent, registrar and disbursing agent for the Trust Units (“Trust Units”) of Sprott Physical Platinum and Palladium Trust;

2.	the register of transfers and register of holders of the Trust Units shall be kept at the principal office of Equity in the City of Toronto;

3.

all Trust Units shall be effectively and interchangeably transferable on the register of transfers or on any branch register of transfers maintained by Equity regardless of where or when the Trust Unit certificates therefore shall have been issued, and entry of the transfer of any Trust Units on the register of transfers or in any branch register of transfers shall for all purposes be a complete and valid transfer; and

4.

any director or officer of Sprott Asset Management GP Inc., as the general partner of Sprott Asset Management LP the duly appointed Manager of Sprott Physical Platinum and Palladium Trust is hereby authorized and directed, for and on behalf of Sprott Physical Platinum and Palladium Trust to do any and all such acts and things and to execute and deliver any and all agreements and other documents in such form and terms as such director or officer may approve, to carry out the provisions of this resolution and to evidence the aforesaid appointment, such approval to be conclusively evidenced by such director or officer’s execution and delivery of such agreements or other documents.

* * * * * *

CERTIFIED to be a true copy of a resolution of the board of directors of

Sprott Asset Management GP Inc. as Manager of Sprott Physical Platinum and

Palladium Trust

And which resolution is in full force and effect as of the date hereof.

DATED: day of , 2012

(Title)

CERTIFICATE OF INCUMBENCY

SPECIMEN SIGNATURES OF THE

OFFICERS AND DIRECTORS OF SPROTT ASSET MANAGEMENT GP INC.

I,                                                  of the City of Toronto

In the Province of Ontario

Herein Certify That I am the                                                 of

Sprott Asset Management GP Inc., the general partner of Sprott Asset Management LP, the duly appointed Manager of Sprott Physical Platinum and Palladium Trust.

The following persons are duly elected or appointed qualified directors or officers of Sprott Asset Management GP Inc. holding the office or offices indicated opposite their respective names, that they are authorized to give instructions to Equity Financial Trust Company and that the signatures appearing opposite their respective names are the genuine signatures of such persons:

Name	Position	Signature

Certified by:
(Officer’s Signature, Name and Position)

Dated effective the        day of                 , 2012.

LIST OF OFFICERS AND DIRECTORS

To: EQUITY FINANCIAL TRUST COMPANY

Dear Sirs:

I HEREBY CERTIFY that the following are the Officers and Directors of Sprott Asset Management GP Inc., general partner of Sprott Asset Managment LP, the Manager of Sprott Physical Platinum and Palladium Trust.

Name	Position

Dated this        day of               , 2012.

Sprott Asset Management GP Inc.

Per:
(Title)